Exhibit 5.1

27 May 2022

Maxeon Solar Technologies, Ltd. 8 Marina Boulevard #05-02, Marina Bay Financial Centre Singapore 018981

Our Ref:	TS/DL/VL/9187431-0003

Dear Sir or Madam

We have acted as Singapore legal advisers to Maxeon Solar Technologies, Ltd. (the “Company”), a company incorporated under the laws of Singapore, in connection with the filing of a shelf registration statement on Form F-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on or about 27 May 2022 in connection with the authorization of the issuance and sale from time to time, on a delayed or continuous basis, with an aggregate offering amount of up to US$100,000,000, of (i) ordinary shares of the Company (the “Ordinary Shares”), (ii) preference shares of the Company (“Preference Shares” and, together with the Ordinary Shares, the “Shares”), (iii) warrants to purchase Ordinary Shares, Debt Securities (as defined herein) and Preference Shares, or any combination thereof (“Warrants”), (iv) one or more series of debt securities of the Company (the “Debt Securities”) to be issued pursuant to an indenture in the form attached as Exhibit 4.6 to the Registration Statement (an “Indenture”), between the Company and the trustee (the “Trustee”) to be named in such Indenture as trustee, and one or more supplements thereto, in each case establishing the terms of each such series, (v) subscription rights evidencing the rights to purchase Shares and Debt Securities (“Rights”), (vi) purchase contracts to purchase Ordinary Shares, Debt Securities and Preference Shares, or any combination thereof (“Purchase Contracts”), and (vii) units that include any of the Shares, Warrants, Rights, Purchase Contracts and Debt Securities, in any combination (the “Units”), in each case as contemplated by the Registration Statement. The Shares, Debt Securities, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities”. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a third party to be identified therein as the purchase contract agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are herein collectively called the “Documents”.

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Terms used but not otherwise defined in this opinion, shall have the meanings given to them in the Registration Statement and references in this opinion to Clauses or Schedules or Exhibits are references to Clauses and Schedules and Exhibits of the Registration Statement.

In this opinion, “Companies Act” means the Companies Act 1967 of Singapore as published as at the date of this opinion including any statutory modification or reenactment thereof now in force together with any orders or regulations made or issued under or by virtue thereof, in each case, as at the date of this opinion.

This opinion is limited to Singapore law as it would be applied by a court of Singapore (a “Singapore Court”) on the date of this opinion and is given in respect of matters and the position under law on the date of this opinion only. We do not undertake to advise you of any changes in our opinions expressed in this opinion resulting from any legal or legislative developments, changes to law or fact, or any other matters that may arise after the date of this opinion or that hereafter may be brought to our attention. We have taken instructions solely from the Company. This opinion is given on the basis that it will be governed by, and construed in accordance with, Singapore law and that any dispute arising out of, or in connection with, it shall be subject to the exclusive jurisdiction of the Singapore Courts.

For the purposes of this opinion, we have examined each of the documents listed in Appendix A. Save as expressly provided in this opinion, we express no opinion whatsoever with respect to any document listed in Appendix A.

For the purpose of giving this opinion, we have relied upon the following searches (the “Searches”):

(a)	a business profile search of the Accounting and Corporate Regulatory Authority in Singapore (the “ACRA”) in relation to the Company conducted on 27 May 2022; and

(b)

Cause Book searches in relation to the Company covering the years 2019 to 2022 conducted on 24 May 2022, as updated on 27 May 2022, on the Singapore Judiciary’s Integrated Electronic Litigation System.

The Searches revealed no order or resolution for the winding-up, judicial management or similar insolvency proceeding in respect of the the Company and no notice of appointment of a receiver or similar insolvency representative over any assets of the Company in Singapore.

On the assumptions set out in Appendix B and subject to the qualifications set out in Appendix C, we are of the opinion that:

1.

the Company has the requisite corporate capacity and power to make the filing of the Registration Statement with the Commission, to enter into each Document to which it is a party, to perform its obligations thereunder, and to issue the Securities;

2.

upon requisite resolutions being duly passed by the Board (or an authorised committee thereof) and, where applicable, resolutions being duly passed by the Shareholders of the Company and satisfaction or waiver of any pre-emption rights, the execution by the Company of each Document to which it is a party will have been duly authorised by all necessary corporate actions on the part of the Company required under its constitution or of any law in force in Singapore applicable to companies generally; and

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3.

when issued in accordance with the terms of the relevant Documents, the Shares (including any Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares, (ii) upon the exercise of any duly issued Rights exercisable for Shares, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, (iv) to the extent applicable, in connection with any Purchase Contract, or (v) as a component of a Unit), will be validly issued, fully paid and non-assessable.

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company, White & Case LLP and by persons entitled to rely upon it pursuant to the applicable provisions of the Act only.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ White & Case Pte. Ltd.

White & Case Pte. Ltd.

27 May 2022

Appendix A

Documents Reviewed

1.	Portable document format (“PDF”) copy of the Registration Statement.

2.	A copy of the certificate of incorporation of the Company dated 11 October 2019 issued by the ACRA.

3.	A copy of the certificate of conversion of the Company dated 15 July 2020 issued by ACRA confirming the Company’s conversion to a public company.

4.	A copy of the constitution of the Company, as adopted by the Company on 25 August 2020, in effect on the date hereof (the “Constitution”).

5.

A copy of the written resolutions of the board of directors of the Company (“Board”) approving the filing of the Registration Statement with the Commission and the transactions contemplated by the Registration Statement (the “Board Resolutions”).

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Appendix B

Assumptions

1.

All signatures, stamps and seals are genuine, all seals were duly affixed in accordance with the constitutional documents of the relevant party(ies), all documents submitted to us as originals are authentic and complete, all documents or extracts of documents submitted to us as copies or received by facsimile transmission or in PDF conform to the originals and the person who has delivered or transmitted documents or extracts of documents to us was authorised to do so by the parties thereto.

2.

Any document examined by us in an unexecuted form will be or has been executed in the same form and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us.

3.

Each of the documents submitted or made available to us for examination is true, accurate, complete and up-to-date and has not been revoked, repudiated, rescinded, terminated, amended or superseded. All statements, representations and warranties as to matters of fact contained in all such documents are true, correct and complete.

4.

The Board Resolutions are a true record of the matters described therein, were duly passed and adopted at properly convened board meetings of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the Constitution and the Companies Act. The Board Resolutions have not been revoked, repudiated, rescinded, terminated, amended or superseded and are in full force and effect. No other resolution or action has been taken which could affect the validity of the Board Resolutions.

5.

The facts on which the Board Resolutions were based were true, and the decisions of the Company’s directors approving the Board Resolutions were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be in the Company’s best interest.

6.

The Company’s directors have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time. The Company’s directors have acted, and will act, in good faith and in the best interests of the Company in approving the preparation and filing of the Registration Statement with the Commission and the execution of, and entry into, the Registration Statement and the Documents and the transactions contemplated in the Registration Statement and the Documents (including the allotment and issuance of any Securities), without intention to defraud any of the creditors of the Company, and in accordance with any other duties, breach of which could give rise to the Documents and the related transactions being avoided.

7.

The Company’s directors have each disclosed, and will disclose, any interest which he or she may have in the transactions contemplated in the Registration Statement and the Documents in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and none of the Company’s directors has, or will have, any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time.

8.

The information revealed by the Searches was true, complete and accurate in all respects and remain so up to the date of this opinion, and has not, since the time of such search, been altered or added to and did not fail to disclose any information which had been delivered for filing but did not appear on the public file at the time of the Searches. All matters which ought to have been filed have been duly filed.

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9.

Save that this assumption does not apply to the Company, each of the parties to the Documents has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, and the execution of the Documents and the transactions and matters contemplated thereby on its behalf and the performance of its obligations have been duly authorised by all necessary corporate or other action and in accordance with its constitutional documents and applicable law, and it has duly executed and delivered the relevant Documents according to all applicable laws.

10.

The Documents will be duly executed on behalf of the Company by the persons authorised by the Board Resolutions, who will have full legal capacity to execute such Documents and intending the Company to be bound by such Documents and Securities.

11.

Absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of any party to the Documents or the Securities and its respective officers, employees, agents and advisers.

12.	Valid consideration, if required, will be furnished for the entry into the Documents and for the allotment and issuance of the Securities.

13.

The Shares to be allotted and issued in accordance with the terms of the applicable Documents will be duly registered in the names of the persons who subscribe for or purchase the Shares in the Register of Members of the Company maintained by ACRA, or in the name of the Depository Trust Company or its nominee, as the case may be (who in turn will be registered in the Register of Members of the Company maintained by ACRA), and the certificates for the Shares will be duly issued and delivered.

14.

The Company will have obtained, at the time of each allotment and issue of Shares (including any Shares duly allotted and issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares or Debt Securities or any combination thereof, (ii) upon the exercise of any duly issued Rights exercisable for Shares or Debt Securities or any combination thereof, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, (iv) to the extent applicable, in connection with any Purchase Contract, or (v) as a component of a Unit), satisfaction or waiver of all applicable pre-emption rights, and receipt of all necessary Board and shareholder resolutions and consents for such allotment and issue of Shares, which may include a mandate from the shareholders of the Company to allot and issue such Shares pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) which Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting.

15.

At the time of any purchase of Shares by the Company under any Purchase Contract or Purchase Contract Agreement (if any): (i) such purchase shall comply with the provisions of Section 76B of the Companies Act; and/or (ii) the Company will have obtained the necessary mandate from the shareholders of the Company to purchase such Shares pursuant to, and will undertake any such purchase in accordance with the provisions of, Sections 76C, 76D, 76DA or 76E of the Companies Act (as applicable) (the “Share Buyback Mandate”), such Share Buyback Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting and, in relation to any Share Buyback Mandate, no votes have been or will be cast by any person whose shares are proposed to be purchased or acquired by the Company or by his associated persons in respect of any shareholder resolution seeking such Share Buyback Mandate.

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16.	With respect to any Securities:

(i)	the Registration Statement in the form examined by us, and any amendments thereto, will have become effective (and will remain effective) at the time of issuance of any Securities thereunder;

(ii)

a prospectus supplement (a “Prospectus Supplement”) describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission;

(iii)

in respect of any Debt Securities, if the issuance of such Debt Securities constitutes financial assistance for the purposes of Section 76 of the Companies Act, all required approvals from the Board and/or the shareholders of the Company for such financial assistance have been obtained in accordance with Section 76 of the Companies Act; and

(iv)

such Securities as allotted and issued, and each Document relating to such Securities as executed, do not and will not, at the relevant time, violate any law applicable to the Company or result in a default under or breach of the constitution of the Company at such time or any agreement or instrument binding upon the Company.

17.

At each time of entry into a Document and, and at each time of allotment, issuance and sale of the Securities, the Company will be validly existing and in good standing under the laws of Singapore with the requisite capacity, power and authority to execute, deliver and perform its obligations under each Document and, where applicable, each Security to which it is a party, and to allot, issue and sell the Securities.

18.

At each time of entry into a Document and, where applicable, a Security, and at each time of allotment, issuance and sale of the Securities, each other party to each Document and, where applicable, Security, will be validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation, with the requisite capacity, power and authority to execute, deliver and perform its respective obligations under each Document and, where applicable, each Security to which it is a party, and that the Documents and the Securities will constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

19.

All consents, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations and all other requirements for the legality, validity and enforceability of the Documents or the Securities in order to permit the execution, delivery or performance of the Documents or, where applicable, the allotment and issue of Securities or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Documents or the Securities, have been (and have not been withdrawn) or will be made or obtained within the period permitted by such laws or regulations and will remain in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied.

20.

No law of any jurisdiction would render the execution and delivery of the Documents by any party thereto, the performance of any obligation thereunder or the consummation of the transactions contemplated thereby, or the allotment and issuance or sale of any Security or performance of related obligations, illegal, ineffective or unenforceable or otherwise affect the conclusions in this opinion.

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21.

None of the proceeds received pursuant to the Documents or related to the allotment and issuance of Securities will be used directly or indirectly to make loans and/or quasi-loans to persons connected with directors of the Company in contravention of Section 163 of the Companies Act.

22.

No party to the Documents or the Securities (including the Company) was or will be unable to pay its debts within the meaning prescribed by the Insolvency, Restructuring and Dissolution Act 2018 of Singapore (“IRDA”) or was or will be insolvent or deemed to be insolvent pursuant to any legislation applicable to it at the time of executing the Documents or allotment and issuance of the Securities, and none of them will, as a result of entering into the Registration Statement, or any of the Documents or the allotment and issuance of the Securities or the transactions contemplated thereby, be unable to pay its debts within the meaning prescribed by the IRDA or be insolvent or deemed to be insolvent pursuant to any legislation applicable to it.

23.

No party to the Documents or the Securities (including the Company) is in any form of insolvency or analogous process in any jurisdiction including, without limitation, the passing of a resolution for their voluntary winding-up, the presentation of a petition, an application or order being made by a court for their winding-up, dissolution, judicial management or administration and no receiver, trustee, liquidator, manager, judicial manager, administrator (whether out of court or otherwise) or similar officer has been appointed in relation to them or any of their assets.

24.

Where there are any agreements, documents, arrangements or transactions (other than the Documents) involving any of the parties to the Documents, none of them prohibit or restrict its right to enter into the relevant Document or perform its obligations under the relevant Document or the allotment and issue of the Securities, modify or supersede any of the respective terms of the Documents or affect the conclusions in this opinion.

25.

No Securities will be offered in Singapore in connection with the Registration Statement, and insofar as any Securities may be offered in Singapore, as set out in the Registration Statement and any Prospectus Supplement, the offer and sale of the Securities in Singapore will be made only in accordance with the applicable provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”) (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

26.

Each party to the Documents and/or subscribing or otherwise receiving Securities has the legal capacity to sue and be sued in its own name under the laws of the jurisdiction of its incorporation, establishment or residence (as applicable).

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Appendix C

Qualifications

1.	We do not express any opinion on any provision of a Document governed by, or interpreted or construed in accordance with, any law other than Singapore law.

2.

The term “perform” or “performance” as used in this opinion means that obligations assumed by the Company to the Documents to which it is a party are of a type which may be legally performed. We do not express any opinion as to the manner in which any of the obligations in the Documents are actually performed by the Company.

3.	We express no opinion as to the provisions of any Document to the extent it purports to declare or impose a trust in respect of any payments or assets received by any person.

4.

Any national or international economic sanctions or other similar measures that may be applicable, directly or indirectly, to any party to the Documents, may result in the obligations of that party or other parties to the Documents being unenforceable or void or otherwise affected.

5.

We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other territory or as to the application of Singapore or any other law by any other courts. To the extent that the laws of any jurisdiction other than Singapore may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

6.

We have not investigated or verified the accuracy or completeness of, nor do we express any opinion on the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Documents and the documents referred to in Appendix A of this opinion.

7.

For the Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up to date. The Searches are not conclusive about the status of the Company and any search conducted is at a fixed point of time and therefore will not reveal information filed with the relevant public registers immediately prior to, or after that date but not entered on the register. For instance, the Searches are not capable of revealing conclusively whether or not:

(a)	a winding-up petition has been made or a resolution has been passed for the winding-up of a company; or

(b)	a receiver, judicial manager, or provisional liquidator has been appointed,

since notice of these matters may not be filed with ACRA immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

In addition, the Searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition has been presented.

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8.

For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the Shares (including any Shares duly allotted and issued: (i) upon the exercise of any duly issued Warrants exercisable for Shares or Debt Securities or any combination thereof, (ii) upon the exercise of any duly issued Rights exercisable for Shares or Debt Securities or any combination thereof, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Shares, (iv) to the extent applicable, in connection with any Purchase Contract, or (v) as a component of a Unit) to be issued means that holders of such Shares, having fully paid up all amounts due on such Shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

9.

We have not considered the matters of fact relating to any party to the Documents or the Securities nor the effect of any such matters of fact on the Documents or the Securities or the effect of the transactions contemplated by the Documents or the Securities on any such matters of fact.

10.	We give no opinion on public international laws or on the rules of or promulgated under any treaty or by any treaty organisation (including those of Singapore).

11.	We give no opinion as to tax.

12.	We express no opinion in respect of any document which is referenced in any Document or, where applicable, any Security but is not itself a Document or Security.